Exhibit 1.01

CERAGON NETWORKS LTD.
Conflict Minerals Report
For The Year Ended December 31, 2014

1.	Overview

This report has been prepared by Ceragon Networks Ltd. (herein referred to as “Ceragon,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p- 1 (the Rule) promulgated under the Securities Exchange Act of 1934, as amended. Ceragon Networks Ltd. (NASDAQ: CRNT) is the #1wireless hauling specialist. We provide innovative, flexible and cost- effective wireless backhaul and fronthaul solutions that enable mobile operators and other wired/wireless service providers to deliver 2G/3G, 4G/LTE and other broadband services to their subscribers.

Our Solutions

Our FibeAir® Short- Haul family of products supports any transport technology, from 2G up to 4G/LTE and LTE- A, and any deployment architecture or network topology. We deliver platforms that carry pure TDM, a combination (hybrid) of native TDM and native IP/Ethernet and pure IP/Ethernet traffic. Our systems can be deployed in high density, split- mount or compact all- outdoor installations.

Our Evolution™ Long- Haul family of products provides a field- proven, quality microwave radio solution for long distance, high capacity telecommunication networks. Evolution products allow operators to smoothly migrate from legacy TDM to all- IP, satisfying the ever- increasing demand for bandwidth - while keeping revenue generating 2G/3G services intact. Our solutions are deployed by more than 430 service providers in over 130 countries.

Supply Chain

The products that we manufacture are highly complex, typically containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines where tungsten, tantalum, tin and gold (“3TG”) are extracted and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers in order that they may provide us with accurate information about the origin of 3TG in the components we purchase.

Because of the complexity and size of our supply chain, we developed a risk- based approach that focused on our major suppliers. The suppliers identified pursuant to this risk- based approach received approximately 70% of payments we made for components and raw materials in 2014. We believe this was a reasonable approach because many of our contracts are long- term contracts and there is relatively little variation in our largest direct suppliers from year to year.

Reasonable Country of Origin Inquiry (RCOI)

We requested that all identified suppliers provide information to us regarding 3TG and smelters using the template managed and owned by the Conflict-Free Sourcing Initiative known as the CFSI Conflict Minerals Reporting Template (the CMRT). The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict- free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities.

We sent letters to our suppliers to explain the rule and to refer the suppliers to online training materials and instructions. We solicited information from suppliers using the Conflict Minerals Reporting Template (CMRT) and we received 72% responses. We reviewed the responses that we received and followed up on inconsistent, incomplete, and inaccurate responses, and we sent reminders to suppliers who did not respond to our requests for information.

Currently, we do not have sufficient information from our suppliers to determine the country of origin of the conflict minerals used in our products or the facilities used to process those conflict minerals. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources.

Based on this result, Company conducted due diligence activities and details these in this Conflict Minerals Report.

Efforts to Determine Mine or Location of Origin

We have determined that requesting our suppliers to complete the CMRT represents our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain.

Company’s efforts to determine the origin of the Conflict Minerals with the greatest possible accuracy consisted of the due diligence measures described in this Conflict Minerals Report.

Smelters or Refiners and Country of Origin of 3TG

The vast majority of suppliers from which we requested information indicated in their response that the information provided was at a company or divisional level.

Despite receiving responses from manufacturers listing smelter or refiner names in their supply chain, the manufacturers were unable to accurately report which specific smelters were part of the supply chain applicable to the components that were sold to us in 2014.

Based on the information obtained through the due diligence process described above, we do not have sufficient information to determine the country of origin of the Conflict Minerals in some of our Products.

2.	Due Diligence

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by The Organization for Economic Co- operation and Development (OECD) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High- Risk Areas: Second Edition, OECD Publishing (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Due Diligence Performed

1.	MANAGEMENT SYSTEMS

We have adopted a conflict minerals policy related to our sourcing of 3TG which is publicly available on our website at http://www.ceragon.com/about- us/ceragon/corporate- governance.

Internal Team

We have established a management system to support supply chain due diligence related to 3TG. Our management system includes an executive steering committee led by VP Procurement & Contract Manufactures and VP General Counsel of the Company which are responsible for implementing our Conflict Minerals compliance strategy.

Control systems

We do not typically have a direct relationship with 3TG smelters and refiners. We do, however, use the Conflict Free Sourcing Initiative freely available smelters lists to compare our smelters lists.

Controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all Company employees and our suppliers Code of Conduct which includes our specific approach regarding supplier’s behavior such as: human rights, bribery, conflict of interests, insider trading etc.

Maintain records

We have established a records retention policy to ensure that relevant materials are preserved for 7 year period.

Supplier Engagement

As a first step to engaging with the supply chain, Company sent a notification to relevant suppliers in 2014 informing them about the conflict minerals rule and asking them to complete the conflict minerals survey based on the standard template designed by the Conflict-Free Sourcing Initiatives, known as the CMRT.

Since many of Company’s suppliers are not subject to the SEC Final Rule or are unfamiliar with the reporting requirements, Company also provided step by- step instructions for responding to the Conflict Minerals Reporting Template. The training materials and other engagement actions done by Service Provider. We communicate the Company’s due diligence efforts to our customers upon request, and to our employees and senior management every certain period.

Many of our supplier purchase contracts have terms of three to five years or more, and we cannot unilaterally impose new contract terms or flow- down requirements that would otherwise compel these suppliers to support our due diligence efforts with respect to 3TG content. As we enter into new contracts or renew existing contracts, we are adding a clause that requires suppliers to identify the source of 3TG.

Grievance Mechanism

We have processes to listen to and act on concerns expressed by employees and others about possible improper or unethical business practices or violations of company policies, laws, or regulations with respect to Conflict Minerals as appear in Company’s Conflict Minerals Policy.

2.	IDENTIFY AND ASSESS RISK IN THE SUPPLY CHAIN

We surveyed direct suppliers that received approximately 70% of payments we made for components and raw materials in 2014.

Survey Responses

Our suppliers' responses were provided using the CMRT as well as other forms. We reviewed the responses against criteria developed by our Internal Team to determine which required further engagement. The criteria included incomplete responses as well as inconsistencies within the data reported by those suppliers and we have worked with them in an effort to secure revised responses.

Smelters or refiners identified by Company’s suppliers were compared against the list of facilities which have received a conflict free designation from the Conflict Free Smelters Program (CFSP).

We assess two primary risks in our supply chain relating to our suppliers:

(1) the risk of not receiving on time and accurate information from the supplier with respect to its sourcing of Conflict Minerals based on the suppliers' characteristics,

(2) the risk of not being able to replace a supplier, should we determine that the risk of the supplier sourcing Conflict Minerals from sources that contribute to human rights abuses, based on the level of our dependency on the suppliers’ goods. As a result of this assessment, we segmented our suppliers into three risk levels (high, medium and low) which allowed us to invest our communication and response validation efforts according to the supplier level of risk.

3.	DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO RISKS

•	Our senior management is briefed about our due diligence efforts on a regular basis.
•	We adopted risk management plan for high risk suppliers and implemented follow up letters.
•	We found no instance where it was necessary to implement risk mitigation efforts, temporarily suspend trade or disengage with a supplier.
•	We engage in regular ongoing risk assessment through our suppliers’ annual data submissions.

4.	CARRY OUT INDEPENDENT THIRD PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform or direct audits of these entities. We use the freely available CFSP list of certified smelters.

5.	REPORT ON SUPPLY CHAIN DUE DILIGENCE

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available on our website http://www.ceragon.com/aboutus/ceragon/investor- relations and is filed with the SEC.

3.	Results of assessments

Company sent 136 surveys and received 103 responses. Out of these responses 102 were identified as completed responses, representing a 75% response rate.

Currently, we do not have sufficient information from our suppliers to determine the complete list of country of origin of the conflict minerals used in our products or the facilities used to process those conflict minerals.

Based on the information provided by Company’s suppliers and its own due diligence efforts with known smelters and refiners through December 31, 2014, Company believe that the facilities that may have been used to process the 3TG in Company products include the smelters and refiners listed in Annex I below.

Based on these due diligence efforts, Company does not have sufficient information to conclusively determine the countries of origin of the 3TG in its products or whether the 3TG in its products are from recycled or scrap sources. However, based on the information provided by Company’s suppliers, smelters, and refiners, as well as from the CFSI and other sources, Company believes that the countries of origin of the 3TG contained in its products include the countries listed in Annex II below, as well as recycled and scrap sources.

4.	Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted to further mitigate the risk that the 3TG in our products finance or benefit armed groups in the Covered Countries:

•	Include a conflict minerals flow- down clause in new or renewed supplier contracts.
•	Work with suppliers who did not respond to the Company’s 2014 survey to help them understand the importance of this initiative to Company and to encourage their participation in 2015.
•	Send follow up letters to high risk non responsive suppliers, and to suppliers with conflict minerals from the covered countries from non-certified smelters.

•	Send surveys to suppliers earlier in the calendar year in order to allow suppliers more time to provide a complete response.
•	Attempting to validate supplier responses using information collected via independent conflict free smelter validation programs such as the Conflict-Free Sourcing Initiatives program.
•	We are strengthening communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys.

 Caution Concerning Forward- Looking Statements
Certain statements in this report may be “forward- looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward- looking statements. Examples of forward- looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward- looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward- looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward- looking statement, except as required by federal securities laws.

Annex I

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor Heraeus	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co.,Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Central Bank of the DPR of Korea	South Korea
Gold	Chimet S.p.A.	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining Co., Ltd.	Japan
Gold	Colt Refining	United states
Gold	Daejin Indus Co. Ltd	South Korea
Gold	DaeryungENC	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Global Advanced Metals	United states
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Materials Technology GMBH&CO.KG	Germany
Gold	Hwasung CJ Co. Ltd	South Korea

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United states
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co. Ltd	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC ?The Gulidov Krasnoyarsk Non-Ferrous Metals Plant? (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada

Gold	Sabin Metal Corp.	United states
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Changcheng gold and silver refinery Co., Ltd.	China
Gold	china cold international resources corp.ltd	China
Gold	China Golddeal	China
Gold	Choksi Heraeus Pvt. Ltd.	India
Gold	Codelco	Chile
Gold	Cookson Sempsa	Spain
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Enthone	United States
Gold	FAGGI ENRICO SPA	Italy
Gold	Feinhütte Halsbrücke GmbH	Germany
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Geib Refining Corporation	United states
Gold	Gejiu zili mining&smel ting co.,ltd	China
Gold	Guangzhou King's high-tech materials	China
Gold	Harima Smelter	Japan
Gold	Harmony Gold Mining Co.	South Africa
Gold	Heesung Catalysts Corp.	South Korea
Gold	Henan Province in Gold Investment Management Ltd.	China
Gold	HeNan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	China
Gold	Henan Zhongyuan Gold Smelter Co., Ltd.	China
Gold	Heraeus Zhaoyuan Changshu Electronic Materials Co.,Ltd.	China
Gold	HERAEUS ZHAOYUAN PRECIOU METAL MATERIALS CO.,LTD	China
Gold	Hisikari Mine	Japan
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Japan Pure Chemical	Japan
Gold	Jin Jinyin refining company limited	China
Gold	Kanfort Industrial (Yantai)	China
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	China
Gold	La Caridad	Mexico
Gold	Lingao Gold	China
Gold	Metalor France	France
Gold	Metalor Technologies Ltd. (Suzhou)	China
Gold	Metalor Technologies Singapore Pte Ltd	Singapore
Gold	MK Electronics	South Korea
Gold	N.E.Chemcat Corporation	Japan
Gold	Niihama Nickel Refinery	Japan
Gold	Ningbo Kangqiang	China
Gold	Pan Pacific Copper Co. LTD	Japan

Gold	PM Sales Inc.	United States
Gold	Realized the enterprise co.,ltd.	South Africa
Gold	Scotia Mocatta	Hong Kong
Gold	SD(Samdok) Metal	South Korea
Gold	SENJU METAL INDUSTRY CO.,LTD.	Japan
Gold	Shandong Jun Mai Fu	China
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd	China
Gold	shang hai gold trader	China
Gold	Shanghai Gold exchange	China
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	China
Gold	SHENZHEN ZHENGTIIANWEI TECHNDLOGZES.CO.LIMITED	China
Gold	Sojitz	Japan
Gold	Standard Bank	Hong Kong
Gold	Sumisho	Japan
Gold	Tai zhou chang san Jiao electron Co.,Ltd	China
Gold	Technic Inc	United states
Gold	THE HUTTI GOLD MINES CO.LTD	India
Gold	Williams/ Williams Brewster	United states
Gold	Wuxi Middle Treasure Materials	China
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	China
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China
Gold	Yantai Zhaojin Lai Fuk Precious Metals Ltd	China
Gold	yantaizhaojin lifu precious melals ltd.co（ limited company）	China
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd	China
Gold	Zhaoyuan Gold mine	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	China
Gold	So Accurate Group, Inc.	United states
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United states
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co.,Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan

Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United states
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals	United states
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United states
Tantalum	Guangdong Zhiyuan New Material Co., Ltd	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United states
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United states
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United states
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee	Austria
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United states
Tantalum	RFH Tantalum Smeltry Co. Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	CIF	Brazil
Tantalum	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum	Fujian Nanping	China
Tantalum	H.C. Starck	Germany
Tantalum	Jiangxi Yichun	China
Tantalum	Metal Do	Japan

Tantalum	NTET, Thailand	Thailand
Tantalum	Praxair	United states
Tantalum	Solikamsk Magnesium Works OAO	Russian federation
Tantalum	Taki Chemicals	Japan
Tantalum	Tantalite Resources	South africa
Tantalum	Telex	United states
Tantalum	Ulba	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United states
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Non-ferrous	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corp	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Novosibirsk Integrated Tin Works	Russian federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	5N Plus	Germany
Tin	AIM	Canada
Tin	Amalgamet	United kingdom
Tin	American Iron and Metal	Canada
Tin	American Iron and Metal	United states
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	ATI Metalworking Products	United states
Tin	Best Metais	Brazil
Tin	Brinkmann Chemie AG	Germany
Tin	Butterworth	Malaysia

Tin	China Tin Lai Ben Smelter Co., Ltd.	China
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	CSC Pure Technologies	Russian federation
Tin	Daewoo International	South Korea
Tin	Empresa Metallurgica Vinto	Bolivia
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	FSE Novosibirsk Refinery	Russian federation
Tin	Funsur	Brazil
Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD	China
Tin	Gejiu Jin Ye Mineral Co., Ltd.	China
Tin	Gejiu YunXin Colored Electrolysis Ltd	China
Tin	GUANGXI CHINA TIN GROUP CO.,LTD	China
Tin	Guangxi Huaxi Group Co.,Ltd	China
Tin	Guangxi Pinggui PGMA Co. Ltd.	China
Tin	GUANGZHOU TIANSHUO ELECTRONI TECHNOLOGY.CO.LTD	China
Tin	Hana-High Metal	Malaysia
Tin	Heraeus Germany	Germany
Tin	Heraeus Technology Center	Hong kong
Tin	Hyundai-Steel	South Korea
Tin	IBF IND Brasileira de Ferroligas Ltda	Brazil
Tin	Indonesian State Tin Corp	Indonesia
Tin	Indonesian Tin Ingot	Indonesia
Tin	Jean Goldschmidt International	Belgium
Tin	KOKI JAPAN	Japan
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech republic
Tin	Kundur Smelter	Indonesia
Tin	Kurt J Lesker Company	United states
Tin	Laibin China Tin Smelting Co., Ltd.	China
Tin	LingbaoJinyuan tonghu	China
Tin	Liuzhou China Tin Group Company Ltd - Laibin Smelter	China
Tin	Lübeck GmbH	Germany
Tin	MCP Metal Specialist Inc.	United kingdom
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources Inc	United states
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Nathan Trotter & Co., Inc	United states
Tin	NGHE TIN NON-FERROUS METAL	Viet nam
Tin	Nihon Genma MFG Co., Ltd.	Japan
Tin	Nihon Kagaku Sangyo Co., Ltd.	Japan
Tin	Nihon superior co.,Ltd	Japan
Tin	OM Manufacturing Phils. Inc.	Philippines
Tin	Operaciones Metalugicas SA.	Indonesia
Tin	Poongsan	South Korea
Tin	Posco	South Korea
Tin	PT Bangka Kudai Tin	Indonesia

Tin	PT Fang Di Mul Tindo	Indonesia
Tin	Pure Technology	Russian federation
Tin	Rohm und Haas	Germany
Tin	RT Refined Banka Tin	Indonesia
Tin	SA Minsur	Peru
Tin	Samhwa non-ferrorus Metal ind.co.ltd	South Korea
Tin	SGS BOLIVIA S.A.	Bolivia
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Tin	ShangHai YueQiang Metal Products Co., LTD	China
Tin	Shen Mao Solder(M)SND.BHD	Taiwan
Tin	SOLDER COAT CO.,LTD.	Japan
Tin	Taicang City Nancang Metal Material Co., Ltd	China
Tin	Tamura	Japan
Tin	Tianjin Huamei	China
Tin	TIMAH in smelting Co. Ltd.	Taiwan
Tin	Tong Ding Metal Company. Ltd.	China
Tin	Traxys	France
Tin	Uni Bros Metal Pte Ltd	Singapore
Tin	Uniforce Metal Industrial CORP.	Malaysia
Tin	Unit Metalurgi PT Timah (Persero ) Tbk	Indonesia
Tin	Unit Timah Kundur PT Tambang	Indonesia
Tin	Unvertical International(Suzhou)Co.,Ltd	China
Tin	VERTEX METALS INCORPORATION	Taiwan
Tin	WC Heraeus Hanau	Germany
Tin	Westfalenzinn	Germany
Tin	Wilhelm Westmetall	Germany
Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.	China
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	wuxi yunxi	China
Tin	XiHai	China
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	China
Tin	YunXi	China
Tin	Zhuhai Horyison Solder Co.,Ltd	China
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Thailand Smelting and Refining Co. Ltd	Thailand
Tin	Western Australian Mint trading as The Perth Mint	Australia
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ALMT	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp USA	United states
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United states
Tungsten	Kennametal Huntsville	United states
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet nam
Tungsten	Air Products	United states
Tungsten	Allied Materials	Japan
Tungsten	Axis Material Limited	Japan
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	CHENGDU HONG BO INDUSTRIAL CO., LTD.	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Dowa Metals & Mining. Kosak Seiren	Japan
Tungsten	GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	China
Tungsten	Golden Egret Special Allloy Coop.	China
Tungsten	Hitachi Metals, Ltd.	Japan
Tungsten	Hi-Temp	United states
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	Japan
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	Kennametal Firth Sterling	United states
Tungsten	KYORITSU GOKIN CO.,LTD.	Japan
Tungsten	Materion	United states
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tungsten	Ninghua Xingluokeng Tungsten Mine Co., Ltd.	China

Tungsten	North American Tungsten Corporation Ltd.	Canada
Tungsten	OMSA	Bolivia
Tungsten	Pobedit JSC	Russian Federation
Tungsten	Soleras	United states
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec	South Korea
Tungsten	Xiamen Golden Egret Special Alloy Co., Ltd	China
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China

Annex II

USA

Canada

Chile

Argentina

Peru

Germany

Australia

Mozambique

Brazil

Indonesia

Spain

Portugal

Bolivia

China

Japan

Malaysia

Ethiopia